UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:	July 27, 2004
(Date of earliest event reported)

Matrix Service Company

(Exact name of registrant as specified in its charter)

0-18716

(Commission File Number)

Delaware	73-1352174
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10701 East Ute Street Tulsa, Oklahoma	74116
(Address of principal executive offices)	(Zip Code)

(918) 838-8822

(Registrant’s telephone number, including area code)

Item 5. Other Events.

On July 26, 2004, Matrix Service Company (the “Registrant”) issued a Press Release, in substantially the form attached hereto as Exhibit 99.1, that announced it has learned that its common stock has been listed for trading on the Berlin-Bremen stock exchange in Germany without the Company’s prior knowledge, consent or authorization. As a result, the Company has initiated actions to be immediately de-listed from that exchange. This de-listing in no way affects the continued listing or trading of the Registrant’s common stock on the Nasdaq National Market under the symbol “MTRX”.

Item 7. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release issued July 26, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: July 27, 2004	By:	/s/ Les Austin
Les Austin
Chief Financial Officer and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued July 26, 2004